                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      Project Software & Development, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Massachusetts                                        04-2448516
--------------------------------------------------------------------------------
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

100 Crosby Drive, Bedford, Massachusetts                            01730
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

                      PROJECT SOFTWARE & DEVELOPMENT, INC.
                           1999 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  Paul D. Birch
                      Project Software & Development, Inc.
                                100 Crosby Drive
                          Bedford, Massachusetts 01730
                                 (781) 280-2000
--------------------------------------------------------------------------------
                          (Name and address, including
              telephone number and area code, of agent for service)

                                 WITH A COPY TO:
                           Peter M. Rosenblum, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                                        Proposed
    Title of                                   Proposed                  Maximum
   Securities               Amount              Maximum                 Aggregate             Amount of
      to be                 to be           Offering Price              Offering             Registration
   Registered             Registered           Per Share                  Price                   Fee
---------------------------------------------------------------------------------------------------------
Common Stock               925,000             $20.75(1)              $19,193,750(1)            $5,336
($.01 par value)           shares
=========================================================================================================

         (1) Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on May 17, 1999.

                   -------------------------------------------

PROSPECTUS


                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                       COVERING SECURITIES THAT HAVE BEEN
                   REGISTERED UNDER THE SECURITIES ACT OF 1933

                                  MAY 17, 1999


                                  INTRODUCTION

         This Prospectus relates to 925,000 shares of Common Stock, par value $.01 (the "Common Stock"), to be offered to key employees, officers and directors of, and individuals providing services to, Project Software & Development, Inc. (the "Company") under an employee benefit plan providing for the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code (as defined below), (ii) options that do not so qualify ("Nonstatutory Stock Options", and together with Incentive Options, "Options"), (iii) stock bonuses ("Stock Bonuses"), the terms and conditions of which shall be determined by the Committee (as defined below), (iv) rights to purchase restricted stock, the terms and conditions of which shall be determined by the Committee, (v) rights to receive cash payments based on or measured by appreciation in the market price of the Common Stock ("Stock Appreciation Rights") and (vi) other awards based upon the Company's Common Stock on such terms and conditions as the Committee may determine (together with Incentive Options, Nonstatutory Stock Options, Stock Bonuses, restricted stock and Stock Appreciation Rights, "Stock Awards"). This employee benefit plan is designated the Project Software & Development, Inc. 1999 Equity Incentive Plan (the "1999 Plan").

                                    THE PLAN

PURPOSE

         The purpose of the 1999 Plan is to provide an incentive through which the Company can continue to attract and retain talented employees, directors and consultants, and ensure that such employees, directors and consultants will exert maximum efforts for the success of the Company. The 1999 Plan supersedes the Company's 1994 Incentive and Nonqualified Stock Option Plan.

CREATION, DURATION, MODIFICATION AND TERMINATION

         On March 4, 1999, the Board of Directors of the Company (the "Board") adopted and on March 24, 1999 the Company's stockholders approved the 1999 Plan. A total of 925,000 shares of the Company's Common Stock are reserved for issuance under the 1999 Plan.

         The Board may amend the 1999 Plan at any time, provided that no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the 1999 Plan to satisfy the requirements of Section 422 of the Code, Section 16b-3 of the Securities Act of 1933, as amended, and the listing or eligibility for quotation requirements of the NASDAQ Stock Market or any similar organization or of any national securities exchange upon which shares of the Company's Common Stock are listed or eligible for trading. The Board of Directors may terminate or suspend the 1999 Plan at any time. Unless sooner terminated, the 1999 Plan shall terminate on March 4, 2009.

ADMINISTRATION

         The 1999 Plan is administered by a committee of the Board of Directors that will consist of not fewer than two members (the "Committee"). All members of the Committee must qualify as "Non-Employee Directors" within the meaning of
Section 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act") and as "Outside Directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). It is anticipated that the Company's Compensation Committee will act as the Committee. Except as specifically reserved to the Board under the terms of the 1999 Plan, the Committee shall have full and final authority to operate, manage and administer the 1999 Plan on behalf of the Company.

         The 1999 Plan authorizes the Committee to construe and interpret the 1999 Plan and Stock Awards granted under it, to establish, amend and revoke rules and regulations for the administration of 1999 Plan, and generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company with respect to the 1999 Plan.

         Except with respect to certain non-discretionary option grants to Non-Employee Directors described below, the Committee has the power to select the persons to whom Stock Awards are granted and to determine whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Bonus, a right to purchase restricted stock, a Stock Appreciation Right, another stock-based award or a combination of the foregoing. The Committee prescribes the terms, conditions, restrictions, if any, and provisions of each Stock Award (which need not be identical) subject to the provisions of the 1999 Plan.

         Members of the Committee serve at the discretion of the Board. As of the date of this Prospectus, the members of the Committee are Stephen B. Sayre and Alan L. Stanzler.

         Information about the 1999 Plan and its administration may be obtained by calling or writing to the Company's Chief Financial Officer, Project Software & Development, Inc., 100 Crosby Drive, Bedford, Massachusetts 01730, (781) 280-2000.

PARTICIPATION

         Stock Awards under the 1999 Plan may be granted to officers, directors, employees and consultants of the Company. Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to employees. Other Stock Awards may be granted to employees, directors or consultants, provided, however, that Stock Awards may be granted to Non-Employee Directors only as described below.

         Incentive Options and Nonstatutory Stock Options. Awards of Options under the 1999

Plan may be made until March 4, 2009. No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary ("greater-than-ten-percent-stockholders")). The exercise price of Incentive Options granted under the 1999 Plan must be at least equal to the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed one hundred thousand dollars ($100,000). Incentive Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee.

         The exercise price for Nonstatutory Stock Options will be set by the Committee at the time of grant. A Nonstatutory Stock Option will be transferable to the extent permitted under the option agreement governing such Nonstatutory Stock Option. No Nonstatutory Stock Option may extend for more than ten years from the date of grant.

         At the discretion of the Committee, Options may include a so-called "reload" feature pursuant to which an optionee exercising an Option by the delivery of a number of shares of Common Stock would automatically be granted an additional Option (with an exercise price equal to the fair market value of the Common Stock on the date the additional Option is granted, with the same expiration date as the original option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original Option.

         Options for Non-Employee Directors. Each Non-Employee Director, upon first joining the Board of Directors, will automatically be granted a Nonstatutory Stock Option to purchase 9,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. Notwithstanding the preceding sentence, in the event a Non-Employee Director joins the Board after the second Tuesday in February in a given year such Non-Employee Director will receive a Nonstatutory Stock Option for a number of shares equal to 9,000 multiplied by N/12 where "N" is the number of months remaining between the date of election of such Non-Employee Director and the next second Tuesday in February. In addition, each Non-Employee Director who continues to serve as a director following any annual meeting of stockholders of the Company or special meeting in lieu thereof at which Directors are elected will automatically be granted, immediately following such meeting of stockholders, a Nonstatutory Stock Option to purchase 9,000 shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock on the date of grant. All Options granted to Non-Employee Directors will be vested in full at the time of grant and will expire on the date which is five years from the date of grant.

         Stock Bonuses. Each Stock Bonus will be in such form and will contain such terms and conditions as the Committee shall deem appropriate. A Stock Bonus may, in the discretion of the Committee, be granted in consideration for past services actually rendered to the Company for its benefit.

         Restricted Stock. Employees and consultants may be granted the right to purchase restricted stock from the Company under the 1999 Plan. Any restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The purchase price under each restricted stock purchase agreement shall be such amount as the Committee shall determine and designate in such agreement. Except as otherwise provided in the 1999 Plan, no rights under a restricted stock purchase agreement shall be assignable by any participant under the 1999 Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the rights are granted only by such person. The purchase price of stock acquired pursuant to a restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion on terms determined by the Committee.

         Stock Appreciation Rights. Each Stock Appreciation Right shall entitle the holder to a distribution based on the appreciation in the fair market value per share of a designated amount of the Company's Common Stock. Three types of Stock Appreciation Rights are authorized for issuance under the 1999 Plan:

                  Tandem Stock Appreciation Rights. Tandem Rights may be granted appurtenant to an Option and will require the holder to elect between the exercise of the underlying Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution equal to the excess of
                  (A) the fair market value (on the date of Option surrender) of vested shares of Common Stock purchasable under the surrendered Option over (B) the aggregate exercise price payable for such shares. Tandem Rights may be tied to either Incentive Stock Options or Nonstatutory Stock Options. Each such right shall generally be subject to the same terms and conditions applicable to the particular Option to which it pertains. If Tandem Rights are granted appurtenant to an Incentive Option, they must satisfy any applicable Treasury Regulations so as not to disqualify such Option as an Incentive Stock Option under the Code.

                  Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of Common Stock subject to the underlying Option and will be exercised automatically at the same time the Option is exercised for those shares. The appreciation distribution to which the holder of such concurrent right shall be entitled upon exercise of the underlying Option shall be in an amount equal to such portion as shall be determined by the Board or the Committee at the time of grant of the excess of (A) the aggregate fair market value (at date of exercise) of the vested shares purchased under the underlying Option with such concurrent rights over
                  (B) the aggregate exercise price paid for those shares. Concurrent Rights may be tied to any or all of the shares of Common Stock subject to any Incentive Stock Option or Nonstatutory Stock Option grant made under the 1999 Plan. A Concurrent Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular option grant to which it pertains.

                  Independent Stock Appreciation Rights. Independent Rights may be granted independently of any Option and will entitle the holder upon exercise to an appreciation distribution equal in amount to the excess of (A) the aggregate fair market value (at date of exercise) of a number of shares of Common Stock equal to the number of vested share equivalents exercised at such time over (B) the aggregate fair market value of such number of shares of Common Stock at the date of grant. Independent Rights will generally be subject to the same terms and conditions applicable to Nonstatutory Stock Options. They will be denominated in share equivalents.

EXERCISE OF OPTIONS; PAYMENT OF EXERCISE PRICE

         Each option granted under the 1999 Plan may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

         Options may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock the option holder then desires to purchase and specifying the address to which the certificates for such shares are to be mailed, together with (i) cash at the time the Option is exercised equal to the option price of such shares; or (ii) at the discretion of the Committee either at the time of grant or exercise of the Option (a) by delivery to the Company of shares of Common Stock of the Company; (b) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred; or (c) in any other form of legal consideration that may be acceptable to the Committee on terms determined by the Committee.

         Shares of Common Stock issued under the 1999 Plan may be either treasury shares or authorized but unissued shares of the Company. An optionholder will not pay any fees, commissions or charges to the Company upon exercise of a Stock Award other than the exercise price applicable to such Stock Award.

RESALE RESTRICTIONS

         Shares of Company Common Stock sold or awarded under the Plan pursuant to Stock Bonuses or restricted stock purchase agreements may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee. Under the 1999 Plan, the Committee may also, in its discretion, specify upon the granting of an Option that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the option holder will not, for up to 180 days from the effective date of any registration of securities of the Company, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

         Except as described in the preceding paragraph, the shares of Common Stock obtained under the 1999 Plan will not be subject to any restrictions on resale under the 1999 Plan. Except in the case of shares issued to affiliates of the Company, as defined in the Securities Act of 1933, as amended (the "Act"), the shares of Common Stock issued under the 1999 Plan, if otherwise unrestricted, will be freely eligible for resale in the public market if they are issued while a Registration Statement on Form S-8 of which this Prospectus is a part is effective. If such shares are issued at a time when a Registration Statement on Form S-8 covering them is not effective, such shares will be restricted securities and may not be offered or resold except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.

         This Prospectus does not cover resales by affiliates of the Company, as defined in the Act, of shares of the Common Stock purchased under the 1999 Plan. Resales by affiliates of Common Stock purchased under the 1999 Plan will be subject to the restrictions thereon imposed by the Act, and offers and sales by affiliates may be made only pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.

         Officers, directors and beneficial owners of greater than 10% of the outstanding shares of Common Stock who have been granted options under the 1999 Plan may be subject to Section 16 of the 1934 Act and to the rules promulgated thereunder. Such persons should consult their tax, accounting and legal advisors with respect to options granted to them under the 1999 Plan and the acquisition and disposition of shares of Common Stock obtained upon exercise of such options.

UNITED STATES INCOME TAX INFORMATION

         The following discussion is intended only as a brief overview of certain of the current United States federal income tax laws applicable to the 1999 Plan. Option holders should consult their tax advisors concerning their own United States federal income tax situations, as well as concerning state tax and foreign tax aspects of the acquisition and exercise of options granted to them under the 1999 Plan. No state tax or foreign tax matters are addressed in the following discussion.

         A.       Nonstatutory Stock Options

         The grantee of a Nonstatutory Stock Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonstatutory Stock Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares that will be used in computing any capital gain or loss upon disposition of such shares. In addition, if the purchase price of stock acquired pursuant to a Nonstatutory Stock Option is paid, in whole or in part, by delivery to the Company of other shares of Common Stock of the Company, the option holder will recognize gain to the extent that the fair market value of such Common Stock tendered to the Company exceeds such option holder's basis in such stock. That gain will be treated as long-term capital gain for federal income tax purposes if such option holder held such Common Stock for more than one year and short-term capital gain for federal income tax purposes if such option holder held such Common Stock for one year or less.

         B.       Incentive Options

         The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. There is no tax upon the exercise of an Incentive Option, except as described below (1) with respect to the alternative minimum tax; and (2) if the purchase price of stock acquired pursuant to an Incentive Option is paid, in whole or in part, by delivery to the Company of shares of Common Stock of the Company.

         The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit that may be carried forward indefinitely to be used as a credit against the taxpayer's regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

         If the purchase price of stock acquired pursuant to an Incentive Option is paid, in whole or in part, by delivery to the Company of shares of Common Stock of the Company, the option holder will recognize gain to the extent that the fair market value of such Common Stock tendered to the Company exceeds such option holder's basis in such stock. That gain will be treated as long-term capital gain for federal income tax purposes if such option holder held such Common Stock for more than one year and short-term capital gain for federal income tax purposes if such option holder held such Common Stock for one year or less.

         If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such two-year and one-year periods (a "Disqualifying Disposition"), the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

         C.       Stock Bonuses

         The grantee of a Stock Bonus will recognize as ordinary income the fair market value of the Common Stock granted pursuant to a Stock Bonus less the amount, if any, the grantee paid for such stock in the taxable year the grantee receives such Common Stock. The grantee's basis in any Common Stock received pursuant to the grant of a Stock Bonus will be equal to the fair market value of the Common Stock on the date of receipt of the Common Stock. Any gain realized by the grantee of a Stock Bonus upon a subsequent disposition of such Common Stock will be treated as long-term capital gain if the recipient held the shares for more than one year, and short-term capital gain if the recipient held the shares for one year or less.

         D.       Rights to Purchase Restricted Stock

         The grantee of a right to purchase restricted stock recognizes no income for federal income tax purposes on the grant thereof. Furthermore, a grantee of a right to purchase restricted stock recognizes no income for federal income tax purposes upon the receipt of Common Stock subject to a substantial risk of forfeiture in connection with the exercise of such right, unless, as described below, he otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the Common Stock acquired pursuant to the exercise of the right to purchase restricted stock on the date that such stock is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of such shares. Such capital gain will be long-term capital gain if the grantee held the Common Stock acquired pursuant to the exercise of the right to purchase restricted stock for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture, and short-term capital gain if the recipient held the Common Stock acquired pursuant to the exercise of the right to purchase restricted stock for one year or less after the date on which the shares are no longer subject to a substantial risk of forfeiture.

         Alternatively, the grantee of a right to purchase restricted stock may elect, pursuant to Section 83(b) of the Code, within 30 days of the acquisition of Common Stock pursuant to the exercise of a right to purchase restricted stock, to include in gross income as ordinary income for the year in which the Common Stock is received, the fair market value of the Common Stock on the date it is received less the amount, if any, the grantee paid for such stock, determined without regard to any restriction other than a restriction that by its terms will never lapse. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares.

         The proceeds of a disposition of Common Stock acquired pursuant to the exercise of a right to purchase restricted stock will be taxable as capital gain to the extent that the proceeds exceed the grantee's basis in such shares. This capital gain will be long-term capital gain if the disposition is more than one year after the Common Stock is received, and short-term capital gain if the disposition is one year or less after the date of receipt. In the event that the Common Stock acquired pursuant to a right to purchase restricted stock is forfeited after the grantee has made an election pursuant to Section 83(b), the grantee will not be entitled to a deduction.

         Grantees of rights to purchase restricted stock who wish to make an election pursuant to Section 83(b) of the Code in connection with the exercise of such rights are advised to consult their own tax advisors.

         E.       Stock Appreciation Rights

         The grantee of a Stock Appreciation Right recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Stock Appreciation Right, the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised, is treated as compensation to the grantee and is taxable as ordinary income in the year of exercise.

         F.       Taxation of the Company

         Generally, subject to certain limitations, the Company may deduct on its corporate income tax returns, in the year in which a 1999 Plan participant recognizes ordinary income, an amount equal to the amount recognized by the grantee as ordinary income upon the occurrence of these events: (1) the exercise of a Nonstatutory Stock Option, (2) a Disqualifying Disposition of an Incentive Option, (3) the grant of a Stock Bonus, (4) a lapse of a substantial risk of forfeiture with respect to stock purchased pursuant to a restricted stock purchase agreement, (5) a grantee's election to include in income the fair market value of Common Stock received in connection with the exercise of a right to purchase restricted stock, and (6) the exercise of a Stock Appreciation Right.

         The 1999 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the 1999 Plan qualified under
Section 401(a) of the Code.

CHANGE IN CONTROL

         The 1999 Plan provides for accelerated vesting in the event the Company undergoes a Change in Control (as defined below). Upon and following the occurrence of a Change of Control, the time for exercise of each unvested installment of any then outstanding Option or Stock Appreciation Right will be accelerated, so that:

                  (i) immediately upon such Change of Control, if the holder is then an employee or consultant of the Company twenty-five percent (25%) of any such unvested installment shall be exercisable;

                  (ii) on the date that is nine months after such Change in Control, if the holder is then an employee or consultant of the Company one third (33 1/3%) of any installment of such Option or Stock Appreciation Right that has not yet vested in accordance with its original terms or by virtue of the 1999 Plan's change in control provisions shall become exercisable;

                  (iii) on the date that is eighteen months after such Change in Control, if the holder is then an employee or consultant of the Company fifty percent (50%) of any installment of such Option or Stock Appreciation Right that has not yet vested in accordance with its original terms or the 1999 Plan's change in control provisions shall become exercisable; and

                  (iv) on the second anniversary of such Change in Control, if the holder is then an employee or consultant of the Company any remaining installment of such Option or Stock Appreciation Right that has not yet vested in accordance with its original terms or the 1999 Plan's change in control provisions shall become exercisable.

         The foregoing clauses (i) through (iv) provide for vesting that is in addition to, and not in lieu of, the vesting schedule originally provided in any Option or Stock Appreciation Right outstanding at the time of a Change in Control, and, except to the extent accelerated by such clauses, each such Option or Stock Appreciation Right shall continue to vest in accordance with its original terms.

         Upon the occurrence of a Change of Control, the restrictions and conditions contained in any Stock Bonus or restricted stock purchase agreement under the 1999 Plan shall automatically be appropriately modified so that under its terms additional shares of Common Stock vest in a manner essentially equivalent to the additional vesting described above for Options and Stock Appreciation Rights. The determination of the Committee as to such modifications will be final, binding and conclusive.

         If the Company is merged with or into or consolidated with another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the 1999 Plan, then in such event either:

                  (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding Option will be entitled, upon exercise of such Option, to receive, in lieu of the shares of Common Stock as to which such Option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or common stock) to which such holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised;

                  (ii) the Committee may accelerate the time for exercise of some or all unexercised and unexpired Options or Stock Appreciation Rights so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee such accelerated Options or Stock Appreciation Rights shall be exercisable in full; or

                  (iii) all outstanding Options and Stock Appreciation Rights, respectively, may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an Option or Stock Appreciation Right, and (y) each holder of an Option or Stock Appreciation Right will have the right to exercise such Option or Stock Appreciation Right to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all unexercised and unexpired Options or Stock Appreciation Rights, respectively, in full during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

         If, within two years following a Change in Control, the employment of any optionee who immediately prior to such Change in Control was employed by the Company as an officer within the meaning of Section 16 of the 1934 Act (each such optionee being hereafter referred to as a "Designated Executive") is terminated by the Company other than for cause, or is terminated by the Designated Executive for Good Reason (as defined below), then in such event all unvested Options Stock Appreciation Rights, Stock Bonuses and other Stock Awards held by such Designated Executive at the date of such termination shall thereupon immediately become exercisable in full. "Good Reason" for termination by a Designated Executive of his employment will be deemed to have existed only if (i) within two years after a Change in Control, the Company, or any successor entity then employing the Designated Executive, materially diminishes the responsibilities and authority of the Designated Executive or materially reduces the rate of compensation of the Designated Executive (including by way of a change in the method of determining the eligibility of such Designated Executive to earn bonus or incentive compensation), in either case as compared with his responsibilities and authority or rate of compensation, as the case may be, in effect immediately prior to such Change in Control, and (ii) within thirty (30) days following such diminution or reduction the Designated Executive resigns from his employment by the Company or such successor entity.

         If, within two years following a Change in Control, a Non-Employee Director is terminated or resigns from the Board of Directors for Good Reason, then in such event all unvested Options held by such Non-Employee Director at the date of such resignation shall thereupon immediately become exercisable in full. For purposes of this paragraph, "Good Reason" for resignation by a Non-Employee Director shall be deemed to have existed only if (i) within two years after a Change in Control, the Company, or any successor entity, shall materially diminish the responsibilities and authority of the Non-Employee Director or shall materially reduce the rate of compensation of the Non-Employee Director, in either case as compared with his responsibilities and authority or rate of compensation, as the case may be, in effect immediately prior to such Change in Control, and (ii) within thirty (30) days following such diminution or reduction the Non-Employee Director shall resign from his position as a Director.

         Under the 1999 Plan, "Change in Control" means the occurrence of any one of the following events:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the

                  1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                  (b) persons who constitute the Company's Board immediately prior to any tender offer, proxy contest, consent solicitation, business combination, merger or similar transaction cease to constitute at least a majority of the Board as a result of such tender offer, proxy contest, merger or similar transaction; or

                  (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

WITHDRAWAL FROM THE PLAN;  ASSIGNMENT OF INTERESTS UNDER THE PLAN

         Incentive Stock Options under the 1999 Plan are nontransferable except by will or by the laws of descent and distribution, and are exercisable, during the lifetime of the option holder, only by the option holder. A Nonstatutory Stock Option may be transferable to the extent specified in the Option Agreement, in which case the Option may be transferred upon such terms and conditions as are set forth in the Option Agreement, as the Committee shall determine in its sole discretion.

         Except as otherwise provided in the 1999 Plan, no rights under a Stock Bonus or restricted stock purchase agreement shall be assignable by any participant under the 1999 Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the rights are granted only by such person. The person to whom the Stock Award is granted, may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of such person, shall thereafter be entitled to exercise the rights held by such person under the Stock Bonus or restricted stock purchase agreement.

         Options shall terminate on the earlier of: (i) the date of expiration thereof as established by the Committee in its discretion, or (ii) in the case of termination of employment or relationship as a consultant (a) three months after termination of the optionee's employment or relationship with the Company for any reason other than death or disability or (b) one year following the optionee's termination of employment or relationship with the Company by reason of death or disability.

CHARGES AND DEDUCTIONS, AND LIENS THEREFOR

         Neither the 1999 Plan, nor any contract in connection therewith, provides that a person has or may create a lien on any funds, securities or other property held under the 1999 Plan.

AVAILABILITY OF DOCUMENTS INCORPORATED BY REFERENCE

         A copy of any document incorporated by reference in Item 3 of Part II of the Registration Statement of which this Prospectus is a part (not including exhibits), such documents incorporated by reference constituting a prospectus under Section 10(a) of the Act, and any other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Act, will be provided without charge to any option holder by the Company upon written or oral request to the Company's Chief Financial Officer, Project Software & Development, Inc., 100 Crosby Drive, Bedford, Massachusetts 01730, (781) 280-2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as filed with the Commission on December 29, 1998, as amended by the Company's Form 10-K/A, as filed with the Commission on January 28, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

         (c)      The Company's Current Report on Form 8-K dated January 11,
                  1999;

         (d) The Company's definitive Proxy Statement used in connection with its 1999 Annual Meeting of Stockholders, as filed with the Commission on March 9, 1999;

         (e) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (f) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 14, 1994 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the Company's Amended and Restated Articles of Organization provides that a director shall not have personal liability to the Company or its stockholders for monetary damages arising out of the director's breach of fiduciary duty as a director of the Company, to the maximum extent permitted by Massachusetts Law. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 6 of the Company's Amended and Restated Articles of Organization further provides that the Company shall, to the fullest extent authorized by Chapter 156B of the Massachusetts General Laws, indemnify each person who is, or shall have been, a director or officer of the Company or who is or was a director or employee of the Company and is serving, or shall have served, at the request of the Company, as director or officer of another organization or in any capacity with respect to any employee benefit plan of the Company, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys'
fees) imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding whether civil or criminal, in which they may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan. Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         The effect of these provisions would be to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

         Section 67 of the Massachusetts Business Corporation Law also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors' and officers' liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (ii) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Amended and Restated Articles of Organization or Restated By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 4.1     Amended and Restated Articles of Organization of the Company (filed as
         Exhibit 3.3 to the Company's registration statement on Form S-1, File No. 33-76420, and incorporated herein by reference).

 4.2 Restated By-Laws of the Company, as amended (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, and incorporated herein by reference).

 4.3 Specimen certificate for the Common Stock of the Company (included as Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference).

 4.4 Rights Agreement dated as of January 27, 1998, between Project Software & Development, Inc. and BankBoston, N.A. as Rights Agent (included as
         Exhibit 4 (a) to the Company's Current Report on Form 8-K dated February 2, 1998, File No. 0-23852, and incorporated herein by reference)

 4.5 Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Project Software & Development, Inc. (which is attached as Exhibit A to the Rights Agreement and included as Exhibit 4(b) to the Company's Current Report on Form 8-K dated February 2, 1998, File No. 0-23852, and incorporated herein by reference).

 4.6 Project Software & Development, Inc. 1999 Equity Incentive Plan (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference).

 5.1     Opinion of Foley, Hoag & Eliot LLP.

23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1     Power of Attorney (contained on the signature page).

ITEM 9.  UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)   To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 17th day of May, 1999.

                                    PROJECT SOFTWARE & DEVELOPMENT, INC.



                                    By: /s/ Norman E. Drapeau, Jr.
                                        ----------------------------------------
                                        Norman E. Drapeau, Jr.
                                        President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert L. Daniels, Norman E. Drapeau, Jr. and Paul D. Birch, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                           Date
---------                                            -----                           ----

/s/ Robert S. Daniels               Executive Chairman of the Board              May 17, 1999
--------------------------------
Robert L. Daniels


/s/ Norman E. Drapeau, Jr.          President, Chief Executive                   May 17, 1999
--------------------------------    Officer and Director
Norman E. Drapeau, Jr.              (principal executive officer)

Signature                                            Title                           Date
---------                                            -----                           ----

/s/ Paul D. Birch                   Chief Financial Officer,                     May 17, 1999
--------------------------------    Executive Vice President, Finance and
Paul D. Birch                       Administration, Treasurer and Director
                                    (principal financial and accounting
                                    officer)


/s/ Stephen B. Sayre                Director                                     May 17, 1999
--------------------------------
Stephen B. Sayre


/s/ Alan L. Stanzler                Director                                     May 17, 1999
--------------------------------
Alan L. Stanzler


/s/ Richard P. Fishman              Director                                     May 17, 1999
--------------------------------
Richard P. Fishman

                                  EXHIBIT INDEX

Exhibit
  No.             Description
-------           -----------

 4.1     Amended and Restated Articles of Organization of the Company (filed as
         Exhibit 3.3 to the Company's registration statement on Form S-1, File No. 33-76420, and incorporated herein by reference).

 4.2 Restated By-Laws of the Company, as amended (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, and incorporated herein by reference).

 4.3 Specimen certificate for the Common Stock of the Company (included as Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference).

 4.4 Rights Agreement dated as of January 27, 1998, between Project Software & Development, Inc. and BankBoston, N.A. as Rights Agent (included as
         Exhibit 4 (a) to the Company's Current Report on Form 8-K dated February 2, 1998, File No. 0-23852, and incorporated herein by reference)

 4.5 Form of Certificate of Designation of Series A Junior Participating Preferred Stock of Project Software & Development, Inc. (which is attached as Exhibit A to the Rights Agreement and included as Exhibit 4(b) to the Company's Current Report on Form 8-K dated February 2, 1998, File No. 0-23852, and incorporated herein by reference).

 4.6 Project Software & Development, Inc. 1999 Equity Incentive Plan (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference).

 5.1     Opinion of Foley, Hoag & Eliot LLP.

23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1     Power of Attorney (contained on the signature page).